Exhibit 10.5

SCULPTOR DIVERSIFIED REAL ESTATE INCOME TRUST, INC.

INDEPENDENT Director Compensation Plan

Amended and Restated Effective March 30, 2023

1.	Purpose of This Plan. Sculptor Diversified Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), established the Independent Director Compensation Plan (the “Plan”) to attract and retain highly qualified individuals to serve on the Company’s Board of Directors by providing them with competitive compensation, consisting in part of an equity interest in the Company. This Plan allows Independent Directors to receive a significant portion of their remuneration in Company stock awards, providing them with a personal financial stake in the success of the Company and the value of its stock in order to align their interests with those of the Company’s general stockholders. The terms of this Plan apply to all of the Company’s active Independent Directors.

The Plan is amended and restated by the Board as set forth herein to be effective as of March 30, 2023.

2.	Definitions. The following terms shall be defined for purposes of the Plan as set forth below:

“Award” means a grant of Restricted Stock to a Participant pursuant to Section 5(b) or 5(c).

“Annual Retainer” means the regular annual retainer payable by the Company to a Participant for service as a director on an annualized basis, in accordance with Section 3.

“Award Agreement” means a written agreement entered into by the Company and a Participant setting forth the terms and conditions applicable to Equity Retainer Payment grants pursuant to this Plan.

“Board” means the Board of Directors of the Company.

“Cash Retainer Payment” refers to that portion of the Annual Retainer paid to a Participant in cash, in accordance with Section 4.

“Change in Control,” with respect to an award of Equity Retainer Payments, means:

(a) One Person (or more than one Person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, that, a Change in Control shall not occur if any Person (or more than one Person acting as a group) who owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock;

(b) One Person (or more than one Person acting as a group) acquires (or has acquired after the date hereof and during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing 30% or more of the total voting power of the stock of the Company; provided that shares subject to a voting agreement requiring neutral voting, such as provided for in the Voting Agreement between the Company and the State of Oregon, by and through the Oregon Investment Council on behalf of the Oregon Public Employees Retirement Fund, with respect to the election of directors shall not be considered to possess “voting power”;

(c) A majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(d) One Person (or more than one Person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

“Charter” means the Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Common Stock” means the common stock of the Company.

“Company” means Sculptor Diversified Real Estate Income Trust, Inc.

“Disability” means the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

“Effective Date” has the meaning set forth in Section 10.

“Equity Retainer Payments” means that portion of the Annual Retainer paid in the form of one or more Awards, in accordance with Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value,” with respect to an Equity Retainer Payment award, means, as of any date, the value of a Share as determined below. If Shares are listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing price of a Share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. In the absence of an established market for the Shares, the Fair Market Value shall be determined pursuant to the Company’s Valuation Policy and Procedures and such determination shall be conclusive and binding on all persons.

“Grant Date” means, (i) with respect to an Award granted pursuant to Section 5(b), the first business day of the month coincident with or next following the date the Participant is initially appointed or elected to the Board or, if the Participant elects before the Reporting Company Date to receive Class E Shares, the first business day of the month coincident with or next following the Reporting Company Date, and (ii) with respect to an Award granted pursuant to Section 5(c), the date of the annual meeting of shareholders at which the Participant is appointed or elected for the next Board term.

“Participant” means, as of the Effective Date and thereafter for so long as the Plan remains in effect, an individual who serves on the Board as an Independent Director. An individual who ceases to serve on the Board, or no longer qualifies as an Independent Director, ceases to be a Participant under this Plan.

“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the Exchange Act and as used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.

“Plan” means this Independent Director Compensation Plan, as it may be amended and restated from time to time.

“Reporting Company Date” means the date on which the Company has a class of capital stock that is registered under the Exchange Act.

“Restricted Stock” means Shares granted to a Participant under Section 5 that are subject to the restrictions and terms of the Plan and the applicable Award Agreement.

“Section 409A” means section 409A of the Code and the regulations promulgated thereunder, as may be amended from time to time, or any successor rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Share” means, with respect to Awards with a Grant Date that is on or before the Reporting Company Date, a Class F share of Common Stock, and with respect to Awards with a Grant Date after the Reporting Company Date, a Class E share of Common Stock.

3.	Annual Retainer. Each Participant is eligible to receive an Annual Retainer for his or her period of service on the Board in a total annualized amount consisting of a “Basic Retainer Amount” plus, depending upon the Participant’s position on the Board or a committee of the Board, a “Supplemental Retainer Amount,” as set forth in Appendix A. Twenty-five percent (25%) of the Basic Retainer Amount is payable in the form of an Equity Retainer Payment consisting of a grant of Restricted Stock, in accordance with Section 5, and seventy-five percent (75%) of the Basic Retainer Amount and 100% of the Supplemental Retainer Amount (if applicable) are payable in cash, in accordance with Section 4; provided that Participants may, pursuant to Section 3(a), elect to receive all or a portion of the amounts otherwise payable in cash in the form of an Equity Retainer Payment (in lieu of cash), in accordance with Section 5.

(a)	Form of Payment Election. A Participant may elect annually, on a prospective basis, to waive his or her right to receive all or a portion of the Annual Retainer otherwise payable in cash and receive in lieu thereof an award of Restricted Stock in accordance with the provisions of Section 5.

(b)	New Participant Election. Notwithstanding the foregoing, a new Participant may make a form of payment election that relates to amounts earned for services performed in the same calendar year, provided that the Participant makes the election within 30 days after becoming eligible under the Plan.

(c)	Cash and Equity Retainer Payments. Cash Retainer Payments will be made pursuant to Section 4 and Equity Retainer Payments will be made pursuant to Section 5. For partial years of service as a Participant, the Board will apply the terms of the Plan on a pro rata basis to the extent reasonably practicable, in its discretion. All Equity Retainer Payments will be issued under, and subject to the terms and limitations of, the Plan pursuant to a grant hereunder and an Award Agreement whose terms are consistent with the terms of this Plan.

4.	Cash Retainer Payment. The Cash Retainer Payment for a Board term will be paid to a Participant in equal quarterly amounts, in arrears, on the last business day of each calendar quarter in which the Participant performed services for the Company. In the event that the date of the annual meeting of shareholders for the next Board term occurs after the end of the calendar quarter that follows the calendar quarter for which the last quarterly amount of the Cash Retainer Payment for an applicable Board term was made, the Participant shall continue to receive a quarterly cash retainer payment, in the same amount as his or her most recently paid quarterly amount, for each full calendar quarter in which the Participant performs services after the end of an annual period but before the annual meeting of shareholders for the next Board term. A Cash Retainer Payment that relates to any period in which the Participant does not perform services for the entire period will be reduced proportionately.

5.	Initial Award; Equity Retainer Payments

(a)	Shares Available for Issuance.

(i)	Maximum Number of Shares Available; Restrictions. Subject to adjustment as provided in this Section 5, the maximum number of Shares that will be available for issuance under the Plan will be 500,000.

(ii)	Accounting for Awards. Shares that are issued under the Plan or that are subject to outstanding Awards will be applied to reduce the maximum number of Shares remaining available for issuance under the Plan; provided, however, that Shares forfeited under an Award will automatically again become available for issuance under the Plan.

(iii)	Adjustments to Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend, or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Board shall make such adjustment to outstanding Awards to prevent dilution or enlargement of the rights of Participants.

(b)	Initial Award. In connection with joining the Board, on the Grant Date, each Participant will receive an initial Award consisting of a number of Shares of Restricted Stock having the value set forth in the applicable Award Agreement. The number of Shares of Restricted Stock (including fractional shares of Restricted Stock) underlying the Award will be calculated by dividing the dollar amount of the initial Award by the Fair Market Value of a Share on the Grant Date. The initial Award will be granted pursuant to the terms of the Plan and an Award Agreement between the Participant and the Company.

(c)	Equity Retainer Payments. On the Grant Date each year during the term of the Plan, the Company will grant to each active Participant an Equity Retainer Payment award under the Plan in respect of twenty-five percent (25%) of the Participant’s Annual Retainer for the year (or such greater portion as may be elected by the Participant under Section 3(a) above). The Company will grant an interim award to an individual who becomes a Participant during a year, on a pro rata basis based on the period from the date the Participant becomes eligible under the Plan through the next Grant Date, unless the Board decides to provide such new Participant with an alternative form of compensation of substantially equivalent value (as determined by the Board). The annual Award granted under this Section 5(c) will consist of that number of Shares of Restricted Stock (including fractional shares of Restricted Stock) whose Fair Market Value (without regard to any forfeiture restriction), as of the Grant Date, equals twenty-five percent (25%) of the Participant’s Annual Retainer (or such greater portion as may be elected by the Participant under Section 3(a) above).

(d)	Vesting of Awards.

(i)	Vesting. Except as otherwise provided in an applicable Award Agreement, the Restricted Stock granted pursuant to Section 5(b) or 5(c) will vest on the first anniversary of the Grant Date if the recipient remains a Participant under the Plan through such date.

(ii)	Accelerated Vesting.

(A)	If the recipient ceases to be a Participant under this Plan before the scheduled vesting date due to the recipient’s death or Disability or for “good reason” as determined by the Board in its discretion, then the unvested portion of the recipient’s Award shall immediately vest on the date the recipient ceases to be a Participant under this Plan.

(B)	Without limiting the authority of the Board under Section 5(a)(iii), if a Change in Control occurs, then, if approved by the Board in its sole discretion either in an applicable Award Agreement at the time of grant or at any time after the grant of an Award, the unvested portion (if any) of all outstanding Awards shall immediately vest and become nonforfeitable. All other Awards will terminate and be forfeited upon the Change in Control.

(iii)	Forfeiture. An individual who ceases to be a Participant under this Plan for any reason other than for good reason as determined by the Board in its discretion automatically forfeits all Shares of Restricted Stock granted pursuant to this Section 5(b) or 5(c) that remain unvested at such time (subject to any accelerated vesting under Section 5(d)(ii) or an applicable Award Agreement), and such forfeited shares shall automatically be re-conveyed to the Company. Any rights or interest of such former Participants in such forfeited Restricted Stock shall be automatically cancelled and terminated and be of no further force and effect.

(iv)	Clawback/Recovery. Restricted Stock granted pursuant to Section 5(b) or 5(c) (and any compensation paid or Shares issued under this Plan) will be subject to recoupment in accordance with any clawback policy that the Company may be required to adopt if Shares are listed on an established stock exchange or a national market system or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

(e)	Shareholder Rights. Except as provided in Sections 5(f), 5(g) and 5(i), or in an applicable Award Agreement, a Participant will have full voting and dividend rights as a shareholder with respect to the Restricted Stock granted pursuant to Section 5(b) or 5(c).

(f)	Dividends and Distributions. Unless the Board determines otherwise in its sole discretion (either in an applicable Award Agreement evidencing the Award at the time of grant or at any time after the grant of the Award), any dividends or distributions (other than regular quarterly cash dividends) paid with respect to unvested Shares of Restricted Stock will be subject to the same restrictions as the Shares of Restricted Stock to which such dividends or distributions relate. The Board will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

(g)	Enforcement of Restrictions. To enforce the restrictions referred to herein and in any applicable Award Agreement, the Board may place a legend on the stock certificates (if any) referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a uncertificated book-entry stock account with the Company’s transfer agent.

(h)	Settlement of Awards. If and when the Shares of Restricted Stock granted pursuant to Section 5(b) or 5(c) vest in accordance with Section 5(d), the Company will deliver a Share free of restriction to the Participant by (i) delivering to the Participant evidence of book entry Shares credited to the account of the Participant, or (ii) delivering such Shares to the Participant in certificate form.

(i)	Restrictions on Transfer.

(i)	Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by Section 5(i)(ii) or as otherwise provided in any applicable Award Agreement, no right or interest of any Participant in Shares of Restricted Stock prior to vesting of such Restricted Stock will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(ii)	A Participant will be entitled to designate a beneficiary to receive Shares of Restricted Stock upon such Participant’s death, and in the event of such Participant’s death, settlement of any Restricted Stock will be made to such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, settlement of any Restricted Stock will be made to the Participant’s estate. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete settlement of his or her Awards, then such settlement will be made to the estate of the beneficiary.

(j)	Securities Laws and Other Restrictions. Notwithstanding any other provision of the Plan or any Award Agreement, a Participant may not sell, assign, transfer or otherwise dispose of Shares issued pursuant to Awards granted under the Plan, unless (i) there is in effect with respect to such Shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (ii) there has been obtained any other consent, approval or permit from any other regulatory body which the Board, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale, or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities laws or other restrictions.

6.	Expense Reimbursement. The Company will reimburse Participants for reasonable out-of-pocket expenses they incur to attend meetings or other Company functions in connection with their service on the Board. To the extent such reimbursements are subject to Section 409A, (a) the amount of expenses eligible for reimbursement during any one calendar year shall not affect the amount of expenses eligible for reimbursement in any other calendar year; (b) reimbursements will be made no later than December 31 of the year following the year in which the expense is incurred; and (c) no right to reimbursement hereunder shall be subject to liquidation or exchange for another benefit.

7.	Meeting Fees. Unless otherwise determined by the Board, Participants will not be entitled to any additional remuneration in the form of fees for attending a meeting of the Board or a committee of the Board.

8.	Administration of the Plan. The Board shall have full authority to administer the Plan and to interpret and construe the Plan in accordance with its terms. The Board is authorized to adopt such rules, regulations, forms and guidelines for administering the Plan, and delegate such Plan administrative responsibilities, in each case, as it deems necessary or appropriate. Without limiting the foregoing, all Participant elections under the Plan must be submitted in such form and are subject to such procedures as may be authorized by the Board, from time to time, which procedures and forms may incorporate limitations, restrictions, and conditions the Board deems to be necessary or appropriate. All actions of the Board shall be final, conclusive and binding upon all persons to the fullest extent permitted under applicable law. The Board may rely upon any information furnished by the Company, its accountants and other advisors in its administration of the Plan. No individual serving on the Board will have personal liability by reason of any actions or omissions made in good faith and in furtherance of the Board’s administration of the Plan.

9.	Amendment and Termination. The Board may at any time amend, suspend or discontinue the Plan at any time; provided that (a) no such amendment, suspension or termination shall impair the right of a Participant with respect to earned and vested benefits under the Plan without his or her written consent, and (b) to the extent that approval by the Company’s shareholders is required for any modification, no such modification shall be effective without such approval. Nothing in this Section serves to restrict or impair the Board’s ability at any time to exercise its discretionary authority in the administration of the Plan.

10.	Effective Date and Term of Plan. The Effective Date of the Plan is March 7, 2023 (the date as of which this Plan is adopted by the Board), and the Plan shall continue in effect until terminated or replaced by the Board.

11.	Miscellaneous Provisions.

(a)	Transferability. No right under the Plan may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution.

(b)	No Right to Continued Service. Nothing contained in the Plan confers to any Participant any right to continue a service relationship with the Company or its affiliates or interferes in any way with the right of the Company or its affiliates at any time to terminate such service relationship in accordance with applicable law.

(c)	Section 409A. It is intended that this Plan and all payments made hereunder will be exempt from Section 409A, and the Plan shall be administered accordingly, and interpreted and construed on a basis consistent with such intent. To the extent that any provision of the Plan or payment arrangement hereunder is not exempt from, and would fail to comply with the applicable requirements of, Section 409A, the Board may, in its sole discretion and without requiring any Participant’s consent, make such modifications to the extent it determines necessary or advisable to comply with the requirements of Section 409A; provided that the Company shall in no event be obligated to pay any interest, compensation, or penalties in respect of any such modifications. Nothing in this Section shall be construed as a guarantee of any particular tax effect for the payments made hereunder, and the Company does not guarantee that any compensation provided under this Plan will be exempt from or satisfy the provisions of Section 409A.

(d)	Governing Law. The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of Maryland without regard to its conflict of law principles.

Appendix A. Annual Retainer Schedule

Each Participant’s total Annual Retainer for one year’s service on the Board is determined as the sum of the Basic Retainer Amount plus, if applicable, the Supplemental Retainer Amount, where the Basic Retainer Amount is $100,000 and the Supplemental Retainer Amount depends upon the position on the Board/Committees of the Board as set forth in the following table:

Position	Supplemental Retainer Amount

Audit Committee Chair	$10,000

Nominating and Corporate Governance Committee Chair	$5,000

Affiliate Transaction Committee Chair	$5,000

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